SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2007, the Board of Directors adopted amendments to the Company’s bylaws to implement the requirements of NASDAQ rules that issuers be eligible for participation in the Direct Registration System (DRS) by the end of 2007. As amended, the bylaws now permit the issuance of uncertificated, as well as certificated, shares of stock in accordance with the DRS requirements. The foregoing description does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendments to the Amended and Restated By-Laws of XM Satellite Radio Holdings Inc. filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.

XM Satellite Radio has been notified by the Staff of the Division of Enforcement of the Securities and Exchange Commission that the Division has completed its investigation, initiated in August 2006, relating to various matters including our historic practices regarding subscriber data and stock options. The SEC has advised that it does not intend to recommend any enforcement action.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.2	Amendments to the Amended and Restated By-Laws of XM Satellite Radio Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: December 7, 2007	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

No.	Description
3.2	Amendments to the Amended and Restated By-Laws of XM Satellite Radio Holdings Inc.